Exhibit 10.16


Neither this Option nor the shares of Common Stock issuable on exercise of this Option have been registered under the Securities Act of 1933. None of such securities may be transferred in the absence of registration under such Act or an opinion of counsel to the effect that such registration is not required.

                             IDM ENVIRONMENTAL CORP.

                        Non-Qualified Stock Option Grant

     This Non-Qualified Stock Option Agreement ("Option Agreement") is between IDM Environmental Corp., a New Jersey corporation (the "Company"), and The Boston Group, L.P. ("Optionee"), who agree as follows:

     1. This certifies that the Optionee, in consideration of valuable financial consulting services rendered to the Company, is entitled to purchase from the Company one hundred thousand (100,000) shares of the Company's common stock (the "Common Stock") at an exercise price equal to $4.813 per share. This Option is exercisable immediately and may be exercised in whole or in part at any time prior to expiration.

     2. All rights granted under this Option shall expire on February 5, 2000.

     3. This Option and the Common Stock issuable on exercise of this Option (the "Underlying Shares") may be transferred, sold, assigned or hypothecated, only if registered by the Company under the Securities Act of 1933 (the "Act") or if the company has received from counsel to the Company a written opinion to the effect that registration of the Option or the Underlying Shares is not necessary in connection with such transfer, sale, assignment or hypothecation. The Option and the Underlying Shares shall be appropriately legended to reflect this restriction and stop transfer instructions shall apply. The Holder shall through its counsel provide such information as is reasonably necessary in connection with such opinion.

     4. This Option may only be assigned to entities controlled by the Optionee. Any permitted assignment of this Option shall be effected by the holder by (i) executing a form of assignment acceptable to the Company; (ii) surrendering the Option for cancellation at the office of the Company, accompanied by the opinion of counsel to the Company referred to above; and (iii) delivery to the Company of a statement by the transferee (in a form acceptable to the Company and its counsel) that such Option is being acquired by the holder for investment and not with a view to its distribution or resale; whereupon the Company shall issue, in the name or names specified by the holder (including the holder) new Options representing in the aggregate rights to purchase the same number of Shares as are purchasable under the Option surrendered. Such Options shall be exercisable immediately upon any such assignment of the number of Options assigned. The transferor will pay all relevant transfer taxes. Replacement options shall bear the same legend as is borne by this Option.

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     5. The term  "Holder:"  should be deemed to include  any  permitted  record transferee of this Option.

     6. The Company covenants and agrees that all shares of Common Stock which may be issued upon exercise hereof will, upon issuance, be duly and validly issued, fully paid and non-assessable and no personal liability will attach to the holder thereof. The Company further covenants and agrees that, during the periods within which this Option may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock for issuance upon exercise of this Option and all other Options.

     7. This Option shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company.

     8. In the event that as a result of reorganization, merger, consolidation, liquidations, recapitalization, stock split, combination of shares or stock dividends payable with respect to such Common Stock, the outstanding shares of Common Stock of the Company are at any time increased or decreased or changed into or exchanged for a different number or kind of share or other security of the Company or of another corporation, then appropriate adjustments in the number and kind of such securities then subject to this Option shall be made effective as of the date of such occurrence so that the position of the Holder upon exercise will be the same as it would have been had it owned immediately prior to the occurrence of such events the Common Stock subject to this Option. Such adjustment shall be made successively whenever any event listed above shall occur and the Company will notify the Holder of the Option of each adjustment. Any fraction of a share resulting from any adjustment shall be eliminated and the price per share of the remaining shares subject to this Option adjusted accordingly.

     9. The rights represented by this Option may be exercised at any time within the period above specified by (i) surrender of this Option at the principal executive office of the Company (or such other office or agency of the Company as it may designate by notice in writing to the holder at the address of the holder appearing on the books of the Company); (ii) payment to the Company of the exercise price for the number of Underlying Shares specified in the notice together with applicable stock transfer taxes, if any; and (iii) the delivery to the Company of a statement by the holder (in a form acceptable to the Company and its counsel) that the holder intends to exercise this Option and that such Shares are being acquired by the holder for investment and not with a view to their distribution or resale.

     10. Promptly following each receipt by the Company of the documents required to exercise all or any part of this Option as provided in Section 9, the Company shall deliver irrevocable instructions to its transfer agent (with a copy to holder) to issue on an expedited basis certificates evidencing the shares of common stock so purchased. Such certificates shall bear appropriate legends in accordance with applicable securities laws.

     11. This Option shall be governed by and construed in accordance with the laws of the State of New Jersey. The federal and state courts in the city of Newark, New Jersey shall have exclusive jurisdiction over this instrument and the enforcement thereof. Service of process shall be effective if by certified mail, return receipt requested. All notices shall be in writing and shall be deemed given upon receipt by the party to whom addressed. This instrument shall be enforceable by decrees of specific performances as well as other remedies.

     IN WITNESS WHEREOF, IDM Environmental Corp. has caused this Option to be signed by its duly authorized officers under its corporate seal, and to be dated as of February 5, 1998.


                                            IDM ENVIRONMENTAL CORP.


                                            By: /s/  Joel A. Freedman
                                              --------------------------
                                              Joel A. Freedman, President